Exhibit 99.1

IsoRay Chairman and CEO Dwight Babcock to Retire;

Tom LaVoy Elected New Chairman & Bill Cavanagh Appointed Interim CEO

Richland, WA—January 7, 2016–IsoRay Inc. (NYSE:ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, announced today that Dwight Babcock has informed the Board that he intends to retire effective today. Mr. Babcock began serving on IsoRay’s Board in March 2006 and was appointed as Chairman and interim CEO in 2008, and then CEO in 2009.

While the Company conducts a search for a new CEO, Bill Cavanagh will serve as interim CEO. Mr. Cavanagh has served as the Company’s Vice President, Research and Development since 2010. Tom LaVoy, Chair of the Company’s Audit Committee, was appointed the new Chairman of the Board.

Mr. LaVoy commented, “We want to thank Dwight for his years of service and his outstanding contributions to IsoRay. We wish him well in his future endeavors. As we move forward, we are very fortunate to be able to rely on the significant knowledge and experience of Bill Cavanagh, our new interim CEO, and other members of the dedicated management team.”

“After nearly ten years with IsoRay, I look forward to working with the Board and management to transition leadership of IsoRay to a new CEO,” said Mr. Babcock. “I’ve been privileged to lead this Company through some challenging times for the prostate brachytherapy industry as a whole, and to spearhead the ever-increasing use of Cesium-131 in treating other cancers.”

During Mr. Babcock’s tenure as CEO, IsoRay:

•	Expanded international distribution efforts;

•	Received FDA and foreign regulatory approvals for GliaSite® and liquid Cs-131;

•	Supported studies resulting in peer-reviewed publications;

•	Raised over $25 million in capital through public offerings; and

•	Began selling IsoRay products for use in treating head and neck, lung, colorectal, chest wall, brain, and gynecological cancers.

About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of GliaSite® and Cesium-131 by visiting www.isoray.com. Join us on Facebook/Isoray. Follow us on Twitter @Isoray.

Safe Harbor Statement

Statements in this news release about IsoRay’s future expectations, including: the advantages of our products and their delivery systems, whether interest in and use of our products will increase or continue, whether we will be successful in locating qualified candidates to serve as a permanent CEO, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of our products, our ability to successfully manufacture, market and sell our products, our ability to manufacture our products in sufficient quantities to meet demand within required delivery time periods while meeting our quality control standards, our ability to enforce our intellectual property rights, whether additional studies are released and support the conclusions of past studies, whether ongoing patient results with our products are favorable and in line with the conclusions of clinical studies and initial patient results, patient results achieved when our products are used for the treatment of cancers and malignant diseases beyond prostate, successful completion of future research and development activities, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in its various forms, continued compliance with ISO standards as audited by BSI, the success of our sales and marketing efforts, changes in reimbursement rates, changes in laws and regulations applicable to our products, and other risks detailed from time to time in IsoRay’s reports filed with the SEC. Unless required to do so by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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